Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated June 27, 2025 relating to the Ordinary Shares, par value CHF 0.05 per share, of SOPHiA GENETICS SA shall be filed on behalf of the undersigned.

AKRE CAPITAL MANAGEMENT, LLC

By:	/s/ Charles T. Akre, Jr.
Name: Charles T. Akre, Jr.
Title: Managing Member

BRADDOCK PARTNERS OFFSHORE, LP

By:	Braddock Capital Offshore, LLC, its general partner

By:	/s/ Charles T. Akre, Jr.
Name: Charles T. Akre, Jr.
Title: Managing Member

BRADDOCK CAPITAL OFFSHORE, LLC

By:	/s/ Charles T. Akre, Jr.
Name: Charles T. Akre, Jr.
Title: Managing Member